Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alliant Techsystems Inc.:

We hereby consent to the incorporation by reference in Registration Statement No. 333-82192 of Alliant Techsystems Inc. on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the Alliant Techsystems Inc. 401(k) Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 25, 2007